As filed with the Securities and Exchange Commission on April 24, 1995

___________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________
Minnesota Mining and Manufacturing Company
(Exact name of Registrant as specified in its charter)

          Delaware                                  41-0417775
  (State of incorporation)                  (I.R.S. Employer I.D. No.)

3M Center
St. Paul, Minnesota 55144
(612) 733-1110
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
_______________________
1992 MANAGEMENT STOCK OWNERSHIP PROGRAM
of
MINNESOTA MINING AND MANUFACTURING COMPANY
(Full title of the plan)
____________________
Arlo D. Levi, Vice President and Secretary
Minnesota Mining and Manufacturing Company
3M Center
St. Paul, Minnesota 55144
Telephone:  (612) 733-1110
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________
CALCULATION OF REGISTRATION FEE

                                            Proposed   Proposed
                                            Maximum    Maximum      Amount
                                            Offering   Aggre-       of
                                  Amount    Price      gate         Registra-
Title of Securities               to be     Per        Offering     tion
to be Registered                Registered  Share*     Price        Fee

Common Stock, without par      12,000,000  $58.5625  $702,750,000  $242,449
value                             shares

*Estimated solely for calculating amount of registration fee pursuant to Rule 457(h) of the Securities and Exchange Commission, on the basis of the average of the high and low prices reported for the common stock on the New York Stock Exchange - Composite Transactions on April 20, 1995.
This registration statement will become effective immediately upon filing pursuant to Rule 462 of the Securities and Exchange Commission.





INCORPORATION OF DOCUMENTS BY REFERENCE

    This registration statement registers an additional
    12,000,000 shares of registrant's common stock, without par value, being offered under registrant's 1992
    Management Stock Ownership Program, which was the subject of a registration statement on Form S-8 filed with the Commission on July 14, 1992. This Form S-8
    Registration Statement, Number 33-49842, and its contents are incorporated herein by reference, including all applicable exhibits, undertakings, and additional information provided therewith.

    Exhibits submitted herewith:

    5.  Updating opinion, re:  legality.

   23.  Consents of experts and counsel.

   99. Additional exhibit - information required in the new registration statement not in the earlier registration statement incorporated herein by reference.




SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on the 24th day of April, 1995.

                              MINNESOTA MINING AND MANUFACTURING COMPANY

                              By   Livio D. DeSimone, Chairman of the Board


                              By   /s/ Arlo D. Levi
                                   Arlo D. Levi, Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                          Title                    Date

LIVIO D. DESIMONE         Chairman of the Board;           April 24, 1995
                            Chief Executive Officer,
                            Director

GIULIO AGOSTINI           Senior Vice President;           April 24, 1995
                            Finance and Office
                            Administration

EDWARD A. BRENNAN         Director                         April 24, 1995
HARRY A. HAMMERLY         Director                         April 24, 1995
ALLEN F. JACOBSON         Director                         April 24, 1995
ALLEN E. MURRAY           Director                         April 24, 1995
AULANA L. PETERS          Director                         April 24, 1995
ROZANNE L. RIDGWAY        Director                         April 24, 1995
F. ALAN SMITH             Director                         April 24, 1995


    Arlo D. Levi, by signing his name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the other person named, filed with the Securities and Exchange Commission, on behalf of such other persons, all in the capacities and on the date stated, such persons being a majority of the directors and the Senior Vice President; Finance and Office Administration of 3M.

                                       /s/ Arlo D. Levi
                                       Arlo D. Levi, Attorney-in-Fact